UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 31, 2018

Commission File Number 333-146627

BARON ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	26-0582528
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 S. C.M. Allen Parkway
Suite 280
                        San Marcos, TX  78666
(Address of principal executive offices) (Zip Code)

                           (512) 392-5775
Registrant's telephone number, including area code

_____________________________________
Securities registered pursuant to Section 12(b) of the Act: None
Securities registered pursuant to Section 12(g) of the Act: None
_____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

By authority granted to the Board of Directors of the Registrant by its Articles of Incorporation, the Registrant filed a Certificate of Designations effective September 6, 2018, with the Nevada Secretary of State, establishing a series of Preferred Stock designated as "Series C Preferred Shares" consisting of 3,000,000 shares and having a stated value of $1.00 per share with the relative rights and preferences as set forth in such Certificate of Designations.

Shareholder approval was not required to establish or file the Certificate of Designations to designate the Series Ce Preferred Shares under the Articles of Incorporation and Nevada statutory law.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

3.4	Certificate of Designation of Series B Redeemable Preferred Shares filed with the Nevada Secretary of State on September 6, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARON ENERGY, INC.

Date: September 20, 2018	By:	s/Ronnie L. Steinocher

Name: Ronnie L. Steinocher
Title: President and Chief Executive Officer